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                                                                     EXHIBIT 3.2

                                    BYLAWS
                                      OF
                           DAILY JOURNAL CORPORATION


                                   ARTICLE I

                                    OFFICES


     Section 1.  Principal Offices.  The board of directors shall fix the
                 -----------------
location of the principal executive office of the corporation at any place within or outside the State of South Carolina.

     Section 2.  Other Offices.  The board of directors may at any time
                 -------------
establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1.  Place Of Meetings.  Meetings of shareholders shall be held at
                 -----------------
any place within or outside the State of South Carolina designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the registered office of the corporation.

     Section 2.  Annual Meeting.  The annual meeting of shareholders shall be
                 --------------
held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

     Section 3.  Special Meeting.  A special meeting of the shareholders may be
                 ---------------
called at any time by a majority of the board of directors, or by the chairman or vice chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes on any issue proposed to be considered at that meeting.

     If a special meeting is called by any person or persons specified in the preceding paragraph, the request shall be in writing, shall be delivered by certified or registered mail to the president or the secretary of the corporation, and shall be in accordance with Section 33-7-102 of the South Carolina Business Corporation Act of 1988 (the "Business Corporation Act"). The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the notice is not given within thirty (30) days after receipt of the request, the person or persons requesting the meeting may petition the circuit court of the county where the corporation's principal office (or, if none in the State of South Carolina, its registered office) is located, and the circuit court may order a meeting to be held on application of a person or persons who signed the request. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

     Section 4.  Notice Of Shareholders' Meetings.  All notices of meetings of
                 --------------------------------
shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     Section 5.  Manner Of Giving Notice.  Notice of any meeting of
                 -----------------------
shareholders shall be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area

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where published; or by radio, television, or other form of public broadcast communication. Written notice shall be deemed effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. Oral notice shall be deemed effective when communicated.

     If any notice addressed to a shareholder at the address of that shareholder shown in the corporation's current record of shareholders is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing, or other means of giving any notice of any shareholders meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall thereupon be filed and maintained in the minute book of the Corporation.

     Section 6.  Quorum and Voting Requirements.  A "voting group" shall mean
                 ------------------------------
all shares of one or more classes or series that under the Articles of Incorporation or the Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or the Business Corporation Act to vote generally on the matter shall be considered for that purpose a single voting group.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of the Business Corporation Act. The shareholders vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

     Section 7.  Adjourned Meeting; Notice.  Any shareholders' meeting, annual
                 -------------------------
or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the shareholders, and notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before adjournment. If the adjourned meeting takes place more than one-hundred twenty (120) days after the date fixed for the original meeting, a new record date must be fixed. If a new record date is or must be fixed pursuant to the provisions of this Section 7 of this Article II or the Business Corporation Act, notice of any such adjourned meeting for which notice is required shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

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     Section 8.  Election of Directors.
                 ---------------------

     Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for
                                                                ----
any one or more candidates, a number of votes greater than the number of the shareholder's shares) unless the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized, or a shareholder has either (1) given written notice of such intention to the president or other officer of the corporation not less than forty-eight (48) hours before the time fixed for the meeting, which notice shall be announced in such meeting before the voting or (2) announced his intention in such meeting before the voting for directors shall commence. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. If a shareholder intending to cumulate his votes gives notice at the meeting, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours.

     Section 9.  Waiver Of Notice Or Consent By Absent Shareholders.  The
                 --------------------------------------------------
transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the action taken as set forth in the minutes. The waiver of notice or consent need not specify either the business transacted or to be transacted or the purpose of any annual or special meeting of shareholders. All such waivers, consent or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of objection to lack of notice or defective notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 10.  Shareholder Action By Written Consent Without A Meeting.  Any
                  -------------------------------------------------------
action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, are signed by the holders of all of the outstanding shares of the corporation entitled to vote at a meeting to authorize or take that action, or by such holders' attorneys-in-fact or proxy holders. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     Section 11.  Record Date For Shareholder Notice, Voting, And Giving
                  ------------------------------------------------------
Consents.  For purposes of determining the shareholders entitled to notice of
--------
any meeting, to vote, or to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or any such action, and in this event only shareholders of record on the date so fixed are entitled to notice, to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Business Corporation Act.

     If no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, or other distribution, the date on which the resolution of the board of directors declaring such action or dividend or distribution is adopted, as the case may be, shall be the record date for determination of shareholders.

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     If a meeting of the shareholders is called by any person entitled to do so pursuant to the Business Corporation Act, and if the board of directors fails or refuses to fix a record date for the purpose of determining shareholders entitled to notice of or to vote at such meeting, then the persons calling such meeting may fix a record date in accordance with the first paragraph of this
Section 11.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless a new record date is fixed in accordance with the first paragraph of this Section 11 or is required to be so fixed by Section 33-7-107 of the Business Corporation Act.

     Section 12.  Proxies.  Every person entitled to vote for directors or on
                  -------
any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting, giving notice of revocation, and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 33-7-220 of the Business Corporation Act.

     Section 13. Inspectors Of Election.  Before or during any meeting of
                 ----------------------
shareholders, the board of directors or the chairman of the meeting may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. The number of inspectors shall be either one
(1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill that vacancy.

The inspector(s) shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes, ballots or consents;

(e) determine when the polls shall close;

(f) determine and announce the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                  ARTICLE III

                                   DIRECTORS

     Section 1.  Powers.  Subject to the provisions of the Business Corporation
                 ------
Act and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

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     Section 2.  Number Of Directors.  The authorized number of directors shall
                 -------------------
not be less than three (3) nor more than five (5), until changed by amendment of the articles of incorporation or these bylaws. The exact number of directors shall be fixed, within the limits specified, by resolution duly adopted by the Board of Directors. Until changed by resolution duly adopted by the Board of Directors, the exact number of directors shall be three (3).

     Section 3.  Election And Term Of Office Of Directors.  All nominations for
                 ----------------------------------------
the board of directors must be made in writing and received by the secretary of the corporation no less than 10 days prior to the date of the shareholders' meeting at which one or more directors are to be elected. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until earlier resignation, removal, death or incapacity.

     Section 4.  Vacancies.  Vacancies in the board of directors may be filled
                 ---------
by the shareholders or by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified or until earlier resignation, removal, death or incapacity.

     A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by vote at a specially called meeting solely for such purpose removes a director for cause, or if the authorized number of directors is increased or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting. Cause for removal of a director under this section shall mean fraudulent or dishonest acts, or gross abuse of authority in discharge of duties to the corporation.

     Any director may resign effective on giving written notice to the chairman or vice chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 5.  Place Of Meetings And Meetings By Telephone.  Regular meetings
                 -------------------------------------------
of the board of directors may be held at any place within or outside the State of South Carolina that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of South Carolina that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section 6.  Annual Meeting.  Immediately following each annual meeting of
                 --------------
shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 7.  Other Regular Meetings.  Other regular meetings of the board of
                 ----------------------
directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

     Section 8.  Special Meetings; Notice.  Special meetings of the board of
                 ------------------------
directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address

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as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     Section 9.  Quorum.  A majority of the authorized number of directors shall
                 ------
constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 10.  Waiver Of Notice.  The transactions of any meeting of the
                  ----------------
board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

     Section 11.  Adjournment.  A majority of the directors present, whether or
                  -----------
not constituting a quorum, may adjourn any meeting to another time and place.

     Section 12.  Notice Of Adjournment.  Notice of the time and place of
                  ---------------------
holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     Section 13.  Action Without Meeting.  Any action required or permitted to
                  ----------------------
be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as an unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     Section 14.  Fees And Compensation Of Directors.  Directors and members of
                  ----------------------------------
committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.



                                   ARTICLE IV

                                   COMMITTEES


     Section 1.  Committees Of Directors.  The board of directors may, by
                 -----------------------
resolution adopted by a majority of the authorized number of directors, designate one or more committees each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to the authority of the board of directors to:

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          (1)  authorize distributions;

          (2) approve or propose to shareholders action that is required to be approved by shareholders;

          (3) fill vacancies on the board of directors or on any of its committees;

          (4)  amend the Articles of Incorporation;

          (5)  adopt, amend, or repeal Bylaws;

          (6)  approve a plan of merger not requiring shareholder approval;

          (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

          (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

     Section 2.  Meetings And Action Of Committees.  Meetings and action of
                 ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws or the Business Corporation Act.



                                   ARTICLE V

                                    OFFICERS


     Section 1.  Officers.  The officers of the corporation shall be a chairman
                 --------
of the board, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a vice chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article V. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the board of directors. Any number of offices may be held by the same person, but no officer may act in more than one capacity where action by two or more officers is required.

     Section 2.  Election Of Officers.  The officers of the corporation,
                 --------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to all rights, if any, of an officer under any contract of employment.

     Section 3.  Subordinate Officers.  The board of directors may appoint,
                 --------------------
and may empower the chairman of the board or the president to appoint, such other officers as the business of the corporation may require, each of

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whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

     Section 4.  Removal And Resignation Of Officers.  Subject to the rights,
                 -----------------------------------
if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5.  Vacancies In Offices.  A vacancy in any office because of
                 --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     Section 6.  Chairman Of The Board.  The chairman of the board shall be the
                 ---------------------
chief executive officer of the corporation unless the president is so designated and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall, if present, preside at meetings of the board of directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief operating officer of the corporation and shall have the powers and duties prescribed in Section 8 of this Article V.

     Section 7.  Vice Chairman Of The Board.  In the absence or disability of
                 --------------------------
the chairman of the board, the vice chairman of the board shall perform all the duties of the chairman of the board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board. The vice chairman of the board shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws.

     Section 8.  President.  The president shall be the chief operating
                 ---------
officer of the corporation and, subject to general supervision of the chairman of the board, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of-directors or the bylaws. In the absence of the chairman of the board, or the vice chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors.

     Section 9.  Vice Presidents.  In the absence or disability of the
                 ---------------
president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws.

     Section 10.  Secretary.  The secretary shall prepare and keep or cause to
                  ---------
be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of

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shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given. The secretary shall keep the seal of the corporation if one be adopted, in safe custody, shall be responsible for authenticating records of the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

     Section 11.  Chief Financial Officer.  The chief financial officer shall
                  -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.


                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS


     The corporation shall, to the maximum extent permitted by the Business Corporation Act, indemnify each of its agents against expenses, judgments, fines, settlements an other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


                                  ARTICLE VII

                              RECORDS AND REPORTS


     Section 1.  Maintenance And Inspection Of Share Register.  The
                 --------------------------------------------
corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation may, upon at least five (5) days' written demand in good faith under oath stating with reasonable particularity the purpose therefor and containing any other reasonable assurances that the information so obtained shall not be misused, for any proper purpose inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section 2.   Maintenance And Inspection Of Bylaws.  The corporation shall
                  ------------------------------------
keep at its principal executive office, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders in accordance with Section 33-16-102 of the Business Corporation Act.

     Section 3.  Maintenance And Inspection Of Other Corporate Records.  The
                 -----------------------------------------------------
accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes of shareholders meetings and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, upon at least five
(5) days' written demand under oath stating the purpose therefor and containing any other reasonable assurances that the information so obtained shall not be misused, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.

     Section 4.  Inspection By Directors.  Every director shall have the
                 -----------------------
absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5.  Financial Statements.  A copy of any annual financial
                 --------------------
statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation as set forth below and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     Not later than one hundred twenty (120) days after the close of each fiscal year, the corporation shall mail to each shareholder of record a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, a profit and loss statement respecting its operation for the immediately preceding twelve (12) months and a statement of changes in shareholders' equity for the year. Such financial statements shall be filed at the principal place of business of the corporation and shall be kept for at least ten (10) years.

     The corporation shall also, on the written request of any shareholder who was not mailed the statements, mail to such shareholder a copy of the last annual, semi-annual, or quarterly financial statements.

     The financial statements referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.


                                  ARTICLE VIII

                           GENERAL CORPORATE MATTERS


     Section 1.  Record Date For Purposes Other Than Notice And Voting.  For
                 -----------------------------------------------------
purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than voting at meetings or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than seventy (70) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Business Corporation Act.

     If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be fixed as provided in
Article II, Section 11 of these Bylaws.

     Section 2.  Checks, Drafts, Evidences Of Indebtedness.  All checks,
                 -----------------------------------------
drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors.

       Section 3.  Corporate Contracts And Instruments; How Executed.  The
                   -------------------------------------------------
board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 4.  Certificates For Shares.  A certificate or certificates for
                 -----------------------
shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid. All certificates shall be signed in the name of the corporation by the president or vice president and by the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile if the certificate is countersigned by a transfer agent or any assistant transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer at the date of issue.

     Section 5.  Lost Certificates.  Except as provided in this Section 5, no
                 -----------------
new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 6.  Representation Of Shares Of Other Corporations.  The chairman
                 ----------------------------------------------
of the board, vice chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by of these officers.

     Section 7.  Construction And Definitions.  Unless the context requires
                 ----------------------------
otherwise, the general provisions, rules of construction, and definitions in the Business Corporation Act shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS


     Section 1.  Amendment By Shareholders.  New bylaws may be adopted or
                 -------------------------
these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 2.  Amendment By Directors.  Subject to the rights of the
                 ----------------------
shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors, provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these bylaws.